New York Mortgage Trust 2022 Fourth Quarter Financial Summary

2See Glossary and End Notes in the Appendix. This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; inflation and changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; our ability to dispose of assets from time to time on terms favorable to us, including the disposition over time of our joint venture equity investments; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; our ability to predict and control costs; changes in laws, regulations or policies affecting our business, including actions that may be taken to contain or address the impact of COVID-19 and variants; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and the risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets. These and other risks, uncertainties and factors, including the risk factors described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. Fourth quarter and full year 2022 Financial Tables and related information can be viewed in the Company’s press release dated February 22, 2023 posted on the Company’s website at http://www.nymtrust.com under the “Investors — Events & Presentations” section. Forward Looking Statements

3 To Our Stockholders Management Update “Against retreating asset prices and increasing financing costs in the fourth quarter of 2022, the market presented a limited set of attractive investment opportunities. In light of the worsening economic backdrop and ongoing debate of either a ‘soft’ or ‘hard’ landing, we continued to solidify our funding sources and preserve dry powder. We anticipate a considerable pullback in consumer spending to lead the economic downturn. Therefore, we reduced risk and focused efforts on optimizing our capitalization and financing through stock and debt repurchases while strengthening our asset management platform. As a result of actions taken to shorten the duration of our portfolio after the market disruptions in the first quarter of 2020 related to the pandemic, and more recently, decisions to limit investment activity, we believe we have cleared a path for aggressive portfolio growth in the near future. With catalysts to trigger a downturn now in view, we firmly see our differentiated, patient approach as a winning one, where our stockholders will benefit from a steadfast path to seeking value in a disrupted environment.” — Jason Serrano, Chief Executive Officer

Company Overview Financial Summary Market & Strategy Update Quarterly Financial Information Appendix Non-GAAP Financial Measures Glossary End Notes Capital Allocation Reconciliation of Joint Venture Equity Investments Table of Contents

Company Overview

6See Glossary and End Notes in the Appendix. New York Mortgage Trust, Inc. (NASDAQ: NYMT) is a real estate investment trust (“REIT”) for U.S. federal income tax purposes in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. Our objective is to deliver long-term stable distributions to our stockholders over changing economic conditions through a combination of net interest spread and capital gains from a diversified investment portfolio. Our investment portfolio includes credit sensitive single-family and multi-family assets. Data As of 12/31/2022 74 professionals in New York, Los Angeles, and Charlotte Focus of utilizing Market Leading Technology & Data Committed to Community, Diversity & Inclusion Loan Servicing and Direct Property Management Expertise $3.8B Total Investment Portfolio / $1.3B Market Capitalization NYMT Overview Charlotte New YorkLos Angeles Office Locations Capital Allocation Single-Family Multi-Family Cash and Other 62% 35% 3%

Strategy Update

A Cautious Approach to Growth

The market began a seismic shift at the end of 1H'22:

- *Housing market supply slowly increasing after a multi-decade low*
- *Market's reaction to such change is in middle stages*
- *Similar theme witnessed in Q3'22 now seen in Q1'23*
- *Forecasts demonstrate catalysts for new opportunities in 2H'23*

	1H'22	Q3'22	Q4'22	Q1'23	2H'23
NYMT Market Outlook	Par + / Efficient Financing	Discount / Inefficient Financing	Dislocated Market with Wide Bid/Ask Spreads	Inefficient Financing / Patient Sellers	Deep Discount / No Additional Financing Required
NYMT Investment Approach	Selective	Paused	Cautious	Cautious	Aggressive

NYMT reduced portfolio by nearly 20% (1H'22 – Q4'22)

Objective: Prudent capital management to preserve book value is an essential element of our strategy. In this current environment, we favor maintaining elevated levels of cash on our balance sheet with low leverage in a short duration portfolio.

Timing: A patient approach to market dislocation will provide significant long-term value.

Execution: Key to unlocking value will be the ability to utilize strong asset management capabilities required to price and directly manage acquisitions.

See Glossary and End Notes in the Appendix.

7

NYMT

8See Glossary and End Notes in the Appendix. As of 9/30/2020 Market Update Market Slowdown Impacting 2021 and 1H'22 Vintage Existing Home Supply (in months) C as e Sh ill er Y oY H PA (% ) Supply vs HPA (YoY) 2022 2021 2020 2019 2018 2016 2014 2013 2011 2010 2009 2008 2007 2006 2005 2004 2003 2001 2000 0 2 4 6 8 10 -15 -10 -5 0 5 10 15 20 25 Pe rc en t Net Percent of U.S. Banks Willing to Make Consumer Loans 1982 1984 1986 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 -60 -40 -20 0 20 40 60 Opportunity will follow abrupt change in valuations related to 2021 and 1H'22 vintage: • Unsecured debt and high LTV loan products will suffer first economic impact with significant increase in delinquencies • New construction loans from 2021 through 1H'22 may be early catalyst for increased housing supply • Strong asset management capabilities will unlock additional value later in 2023

9 Key Developments See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Performance ◦ Loss per share of $(0.13), Comprehensive loss per share of $(0.13) ◦ Undepreciated loss per share of $(0.12)* ◦ Book value per share of $3.32 ◦ Adjusted book value per share of $3.97* (-4.8% change QoQ) ◦ (6.3)% Quarterly Economic Return ◦ (2.4)% Quarterly Economic Return on Adjusted Book Value* Stockholder Value ◦ Declared fourth quarter common stock dividend of $0.10 per share ◦ Common stock dividend yield of 15.6% (share price as of 12/31/2022) ◦ Annual 2022 G&A expense ratio of 2.6% ◦ Repurchased 8.4 million shares of common stock at average repurchase price of $2.69 per share through December 31, 2022 Liquidity / Financing ◦ Investment portfolio acquisitions of $106 million ◦ Repurchased $50 million of debt issued through one of our securitizations at a discount ◦ Received proceeds of $36 million on the redemption of multi-family mezzanine lending investments ◦ Issued $232 million loan securitization, further reducing mark-to-market risk ◦ Company Recourse Leverage Ratio of 0.3x ◦ Portfolio Recourse Leverage Ratio of 0.3x ◦ $224 million of available cash Investing Activity Subsequent Events ◦ Announced one-for-four reverse stock split of the Company’s common stock with an effective date of March 9, 2023 ◦ Repurchased $60 million of debt issued through our securitizations at a discount ◦ Extended our share repurchase program through March 31, 2024

10See Glossary and End Notes in the Appendix. As of 9/30/2020 Sources of Liquidity Significant Reinvestment Opportunity $648MM Deployment Availability Dry Powder Available (dollar amounts in millions) NYMT's Liquidity Allows for Advancement in a Dislocated Market EPS Growth Potential Deployment % $0.03 $0.04 $0.06 $0.03 $0.05 $0.07 $0.04 $0.06 $0.08 13% IRR 15% IRR 17% IRR 50% 75% 100% $224 $110 $314 Financing of Unencumbered Assets Additional Financing of Under-levered Assets Available Cash 12/31/22 Potential to add up to $0.06 of EPS by deploying 75% of Dry Powder

Financial Summary Fourth Quarter 2022

12See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Snapshot Earnings & Book Value Investment Portfolio Total Portfolio Size Total Investment Portfolio $3.8B Financing & Liquidity Available Cash (in millions)Portfolio Recourse Leverage Ratio $0.03B $0.7B $3.1B Investment Allocation SF Credit 59% MF Credit 25% 0.3x SF 82% MF 17% Other 1% Company Recourse Leverage Ratio 1.5x 0.8x 0.5x 0.4x 0.3x SF MF Other 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 $121 $270 $369 $337 $224 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 0.2x 0.4x 0.6x 0.4x 0.3x0.3x 0.4x 2.18%2.45% 2.80% 3.60% 3.34% 0.5x 0.7x 0.5x Q4'22 Economic Return on Adjusted Book Value*: (2.40)% 6.49% 6.57% 6.80% 6.69% 6.66%$0.09 $0.10 $0.10 $0.08 $0.06 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Net Interest Income - EPS Contribution Dividend Per Share $0.10 $0.10 3Q 2022 4Q 2022 Adjusted Book Value* $4.17 $3.97 3Q 2022 4Q 2022 Undepreciated Loss Per Share* $(0.27) $(0.12) 3Q 2022 4Q 2022 15.63% Dividend Yield Undepreciated losses driven by unrealized fair value changes

13See Glossary and End Notes in the Appendix. Strategy to Utilize Cash without Restrictions NYMT Continues to Enhance Debt Structure Portfolio Financing Strategy to Optimize Cash Continue to de-risk from mark-to-market financing arrangements to maximize cash availability: Key Stat: MTM Borrowings • Portfolio Financing Exposure from MTM Repo = 13% • MTM Repo % of Total Investment Portfolio = 8% Portfolio Recourse Leverage = 0.3x Corporate Borrowing Strategy to Enhance Liquidity Limit bond maturity exposure, particularly at times of market distress. Key Stat: Corporate bond maturity profile: • $100mm Sr. Unsecured Fixed 5.75% due 2026 • $25mm Jr. Subordinated 3mL+3.75% due 2035 • $20mm Jr. Subordinated 3mL+3.95% due 2035 Company Recourse Leverage = 0.3x Quarterly Portfolio Financing Exposure (Dollar amounts in millions) MTM Repo Securitization FinancingNon-MTM Repo Unencumbered Residential Loans and Securities Available Cash 12/31/2021 3/31/2022 6/30/2022 9/30/2022 12/31/2022 Portfolio Recourse Leverage Ratio 0.4x 0.6x 0.3x0.4x0.2x $756 $16 $394 $369 $1,322 $447 $846 $270 $1,405 $337 $335 $121 $1,150 $343 $1,498 $686 $698 $596 $292 $539 $941 $229 $1,112 $224 $621 NYMT Q4 2022 Margin Call Requirement: $26.6MM

14See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial calculation. See Glossary and End Notes in the Appendix for reconciliation to GAAP. Joint Venture Equity $389 RPL $611 Performing Loans $558 CMBS $30 15% Non-Agency RMBS $260 Mezzanine Lending $240 Si ng le -F am ily BPL Rental $293 SFR $149 Portfolio Assets Portfolio and Corporate Debt M ul ti- Fa m ily (dollar amounts in millions) Balance Sheet Summary Portfolio Positioning Other Investments $28 Available Cash $224 14% 7% 6% 4% 10% 6% 1 Lower duration portfolio returns capital faster to reinvest in higher yielding opportunities Focus on re- cycling into high yielding, low-levered loan product Available cash covers 77% of mark-to-market debt 63% Securitization Debt $1,498 | (3.54% WAR) 12% Sr Unsec. Notes $100 | (5.75% WAR)4% 2% Sub Debentures $45 | (8.43% WAR) 1 One bond issue outstanding - Due 2026 Two Trust Preferred outstanding – Due 2035 Non-MTM Repurchase Agreements $447 (6.77% WAR) MTM Repurchase Agreements $292 | (6.22% WAR) 19% 2 2 WAR represents the weighted average interest rate as of December 31, 2022 31%BPL Bridge $1,236 6% 1% 3

Market & Strategy Update

16See Glossary and End Notes in the Appendix. Strategy For Sustainable Earnings Growth NYMT Investment Strategy Portfolio Dynamics NYMT investment strategy focused on growth of higher yielding short-duration bridge loans to generate interest income while being able to subsequently raise cash through short-term asset maturities. Near-Term Portfolio Strategy Focused on acquiring assets with less price sensitivity to credit deterioration (e.g., shorter duration, significant discount to par pricing or minimal credit risk). Paradigm Shift / Strategy Shift Towards the end of Q2 2022, NYMT significantly curtailed investment pipelines in ALL core strategies, as the period of excess liquidity afforded by efficient financing was disrupted. Portfolio Acquisitions (Dollar amounts in millions) Performing LoansBPL - Bridge/ Rental MF Loans/JV $473 $715 $682 $93 $75 $133 $68 $91$189 $157 $57$56 $45 $60 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Securities, SFR & Other $851 $985 $119 $890 $106 Investment Activity Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Acquisitions $ 851.0 $ 984.6 $ 890.2 $ 118.6 $ 106.0 Sales (193.8) (24.7) — (36.2) (24.8) Prepayments and Redemptions (332.5) (315.1) (304.4) (357.9) (435.3) Net Investment Activity $ 324.7 $ 644.8 $ 585.8 $ (275.5) $ (354.1) $8 $10 $8 $2 $4 $25

Single-Family

Portfolio Overview

Dollar amounts in millions	Total Investment Portfolio *82%*	Total Capital *62%*

Core Strategy	Sub-Sector	Asset Value %	Asset Value $	Net Capital %	Net Capital $	Portfolio Recourse Leverage Ratio	Total Portfolio Leverage Ratio	Loan Key Characteristics: *Avg. FICO*	*Avg. LTV*	*Avg. Coupon*	Current Environment
BPL - Bridge	• Bridge loans • Bridge w/Rehab loans	40%	$1,236	48%	$531	0.4x	1.6x	850 732	65%	8.46%	• Supply of short duration bridge loans decreased as originators faced tighter credit standards and higher yield requirements from investors. Borrowers with bridge loans approaching maturity have fewer refinancing options.
BPL - Rental	• DSCR	9%	$293	6%	$64	0.1x	3.6x	850 748	69%	5.08%	• Coupons in Q4 2022 rental property financing were elevated with higher securitization financing costs. Securitization markets improved in Q1 2023 as large asset managers have been active in allocating capital to non-Agency bonds.
Performing Loan	• S&D • Other	18%	$558	10%	$113	1.6x	4.1x	850 719	64%	3.88%	• In a seasonal trend, number of Q4 2022 S&D loan auctions was elevated as originators tried to lower repo debt outstanding for new origination capacity in 2023. However, the percent of loans traded remained low, as bid prices continued to languish.
RPL	• Seasoned re-performing mortgage loans • Non-performing mortgage loans	20%	$611	3%	$32	0.0x	18.6x	850 631	62%	4.93%	• RPL loans are now trading at prices lower than during the COVID-19 pandemic. After many years of strong home price gains, borrowers have built up large equity cushions to lower LTV and delinquencies remain manageable. • Cost of financing across repo and securitizations continues to be elevated. NYMT has securitized 99.5% of its RPL portfolio.
Securities	• Non-Agency (includes Consolidated SLST securities - $192MM)	8%	$260	19%	$211	0.2x	0.2x				• Securitization volumes declined in 2022 with higher issuance costs and decline in mortgage origination volumes. Pricing has improved thus far in Q1 2023 with investors' heightened pace of capital deployment.

See Glossary and End Notes in the Appendix.

17

NYMT

Single-Family

Business Purpose Loan-Bridge Strategy

NYMT Focus

Expertise & Background

- Deep experience managing different whole loan strategies across the credit spectrum.
- Managed rehabilitation and sale of real estate-owned assets for over 10 years.

NYMT Differentiation

- Source business purpose loans through flow and bulk trades with multiple originator, asset manager and broker-dealer relationships.
- We seek to differentiate ourselves through a combination of process efficiency, prudent credit underwriting and competitive loan pricing to stay active in the BPL sector. We leverage technology to optimize loan trading and other operational activity.

Strategy & Initiatives

- Focus:
  - Markets with acute housing shortages
  - Borrowers with proven business plans
  - Low LTV
  - Low rehab requirements

Loan Count: 1,964 | UPB ($MM): $1,254

Loan Key Characteristics

Avg. FICO	*Avg. Coupon*	*Avg. LTARV*	*Avg. LTC*
732 (*850*)	8.46%	65%	71%

Borrower Experience	DQ 60+	Maturity (months)
11.9 projects	13.5%	15.4

Distribution of Project Rehab Costs



% of BPL Portfolio
28%
16%
16%
10%
5%
4%
21%
—%
>0%-15%
16%-30%
31%-45%
46%-60%
61%-75%
>75%
% of Initial Cost

See Glossary and End Notes in the Appendix.

18

Multi-Family

Portfolio Overview

Dollar amounts in millions

	Total Investment Portfolio	**Total Capital**
	17%	*35%*

Core Strategy	Sub-Sector	Asset Value		Net Capital		Loan Key Characteristics			Current Environment
		%	$	%	$	*Avg. DSCR*	*Avg. LTV*	*Avg. Coupon/ Target IRR*	
Mezzanine Lending	Preferred equity and mezzanine direct originations	36%	$240	39%	$237	1.50x	79%	11.98%	• Senior advance rates continue to remain lower (YoY) leading to increased interest in mezzanine loan financing to cover gap in a refinance. • Opportunities for 2023 look promising with loan maturities coming due and inadequate senior proceeds to cover the existing. • Credit fundamentals continue to be favorable though the market is still coming to terms with the increase and volatility in interest rates.
Joint Venture Equity	Equity ownership of an individual multi-family property alongside an operating partner [(1)]	59%	$389	56%	$345	1.25x	77%	13-17%	• Transaction volume is still down primarily due to high bid/ask spreads. This has led to more of an exploratory environment in terms of determining value with neither side willing to capitulate on price. • Near term maturities are going to be the biggest driver forcing a decision to recapitalize/sell or default. Asset management expertise and process will be heavily relied on over the next year.

(1) Includes JV transaction with combined mezzanine lending of $137.7 million and common equity of $6.9 million, totaling $144.6 million

See Glossary and End Notes in the Appendix.

19

NYMT

20See Glossary and End Notes in the Appendix. Quarterly Update Loan Performance Update ◦ Four loans with outstanding UPB of $36 million paid off in the quarter at an average lifetime IRR to NYMT of 12.53% (1.51x multiple) including applicable minimum return multiple payment. ◦ As of December 31, 2022, only one loan within the Mezzanine Lending portfolio was delinquent and expected to pay off at par. Property Operating Update ◦ Portfolio occupancy of approximately 93% as of December 31, 2022. ◦ Rent growth rate of 8% in 2021. ◦ Rent growth rate of 11% in 2022. Mezzanine Portfolio Characteristics as of 12/31/2022 (Dollar amounts in millions) State Count Balance % Total Coupon LTV DSCR FL 5 $82.1 33.8% 12.6% 72% 1.35x TX 5 $43.1 17.7% 11.2% 84% 1.27x AL 2 $33.8 13.9% 12.3% 68% 2.23x UT 1 $20.6 8.5% 12.0% 67% N/A (1) TN 1 $13.7 5.7% 11.0% 93% 1.30x Other 9 $49.7 20.4% 11.7% 86% 1.72x Total/WA 23 $243.0 100.0% 12.0% 79% 1.50x Multi-Family Asset Class - Mezzanine Lending (1) Not applicable as the underlying property is under construction.

21 Current Focus New York Mortgage Trust 90 Park Avenue New York, New York 10016 Utilize a Strong Balance Sheet to Capture Opportunity: ◦ Maximize liquidity with low cost structure to afford greater flexibility ◦ Remain selective across the residential housing sector in anticipation of near-term market dislocation for superior total return opportunities ◦ Invest through the strength of our asset management platform to unlock value The Company is focused on opportunities in a market undergoing a landscape change. Success in this new environment may be achieved through organic creation of liquidity, tactical asset management and prudent liability management for book value protection.

Quarterly Financial Information

23See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Results Fourth Quarter Profit & Loss Dollar amounts in millions, except per share data Description Amount EPS Contribution Interest income $ 63.0 $ 0.17 Interest expense (40.7) (0.11) Net Interest Income $ 22.3 $ 0.06 Realized gains 0.8 — Income from real estate 39.4 0.11 Preferred return on mezzanine lending 5.3 0.01 Other income (0.3) — Unrealized losses (41.7) (0.11) Non-Interest Income $ 3.5 $ 0.01 Total Net Interest Income & Non-Interest Income $ 25.8 $ 0.07 General & administrative expenses (13.3) (0.04) Expenses related to real estate (46.3) (0.13) Portfolio operating expenses (8.6) (0.02) Total Expenses $ (68.2) $ (0.18) Add Back: Loss attributable to non-controlling interest 5.6 0.02 Income tax expense (0.8) — Preferred stock dividends (10.5) (0.03) Net Loss Attributable to Common Stockholders $ (48.1) $ (0.13) Add Back: Depreciation expense on operating real estate 2.0 0.01 Undepreciated Loss* $ (46.1) $ (0.12)

Yields by Strategy

Quarter over Quarter Comparison

Net Interest Spread (4Q'22 vs 3Q'22)
Net Interest Spread for the fourth quarter was 1.11%, a decrease of 107 bps from the prior quarter primarily due to an increase in financing costs as a result of a residential loan securitization completed during the current quarter as well as an increase in base interest rates related to our repurchase agreements.

Dollar Amounts in Thousands		4Q'22		3Q'22		2Q'22		1Q'22		4Q'21
Single-Family										
Avg. Interest Earning Assets	$	3,360,046	$	3,597,311	$	3,535,569	$	2,926,764	$	2,590,388
Avg. Interest Bearing Liabilities	$	2,385,831	$	2,679,668	$	2,498,132	$	1,768,823	$	1,064,153
Yield on Avg. Interest Earning Assets*		6.31 %		6.41 %		6.37 %		6.40 %		6.19 %
Average Financing Cost*		(5.29)%		(4.38)%		(3.21)%		(2.93)%		(2.94)%
Single-Family Net Interest Spread*		***1.02 %***		***2.03 %***		***3.16 %***		***3.47 %***		***3.25 %***
Multi-Family										
Avg. Interest Earning Assets	$	125,890	$	137,268	$	137,333	$	142,584	$	158,424
Avg. Interest Bearing Liabilities	$	—	$	3,485	$	16,591	$	2,005	$	—
Yield on Avg. Interest Earning Assets*		11.17 %		9.95 %		9.49 %		9.29 %		9.51 %
Average Financing Cost*		— %		(3.42)%		(2.65)%		(2.39)%		— %
Multi-Family Net Interest Spread*		***11.17 %***		***6.53 %***		***6.84 %***		***6.90 %***		***9.51 %***
Corporate/Other										
Avg. Interest Earning Assets	$	1,901	$	9,706	$	21,177	$	22,496	$	23,328
Avg. Interest Bearing Liabilities	$	145,000	$	145,000	$	145,000	$	165,774	$	283,000
Yield on Avg. Interest Earning Assets*		13.47 %		50.61 %		43.33 %		42.46 %		29.39 %
Average Financing Cost*		(6.81)%		(6.33)%		(5.88)%		(6.03)%		(6.89)%
Corporate/Other Net Interest Spread*		***6.66 %***		***44.28 %***		***37.45 %***		***36.43 %***		***22.50 %***
Total										
Avg. Interest Earning Assets	$	3,487,837	$	3,744,285	$	3,694,079	$	3,091,844	$	2,772,140
Avg. Interest Bearing Liabilities	$	2,530,831	$	2,828,153	$	2,659,723	$	1,936,602	$	1,347,153
Yield on Avg. Interest Earning Assets*		6.49 %		6.66 %		6.69 %		6.80 %		6.57 %
Average Financing Cost*		(5.38)%		(4.48)%		(3.35)%		(3.20)%		(3.77)%
Net Interest Spread*		***1.11 %***		***2.18 %***		***3.34 %***		***3.60 %***		***2.80 %***

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

24

NYMT

Adjusted Net Interest Income*

Quarter over Quarter Comparison

Adjusted Net Interest Income* (4Q'22 vs 3Q'22)
Adjusted Net Interest Income decreased in the fourth quarter as compared to the previous quarter, primarily due to paydowns on business purpose loans, an increase in financing costs as a result of a residential loan securitization completed during the current quarter and an increase in base interest rates related to our repurchase agreements.

Adjusted Interest Income & Adjusted Interest Expense Breakout by Investment Category

Dollar Amounts in Thousands		4Q'22		3Q'22		2Q'22		1Q'22		4Q'21
Single-Family										
Adjusted Interest Income*	$	53,022	$	57,667	$	56,260	$	46,823	$	40,073
Adjusted Interest Expense*		(31,815)		(29,610)		(20,264)		(12,975)		(7,832)
Single-Family Adjusted Net Interest Income*	***$***	***21,207***	***$***	***28,057***	***$***	***35,996***	***$***	***33,848***	***$***	***32,241***
Multi-Family										
Interest Income	$	3,514	$	3,414	$	3,258	$	3,312	$	3,767
Interest Expense		—		(30)		(111)		(12)		—
Multi-Family Net Interest Income	***$***	***3,514***	***$***	***3,384***	***$***	***3,147***	***$***	***3,300***	***$***	***3,767***
Corporate/Other										
Interest Income	$	64	$	1,228	$	2,294	$	2,388	$	1,714
Interest Expense		(2,488)		(2,312)		(2,157)		(2,500)		(4,872)
Corporate/Other Net Interest Income	***$***	***(2,424)***	***$***	***(1,084)***	***$***	***137***	***$***	***(112)***	***$***	***(3,158)***
Total Adjusted Interest Income*	$	56,600	$	62,309	$	61,812	$	52,523	$	45,554
Total Adjusted Interest Expense*		(34,303)		(31,952)		(22,532)		(15,487)		(12,704)
Total Adjusted Net Interest Income*	***$***	***22,297***	***$***	***30,357***	***$***	***39,280***	***$***	***37,036***	***$***	***32,850***

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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26See Glossary and End Notes in the Appendix. Non-Interest (Loss) Income Quarter over Quarter Comparison Realized Gains (Losses), net (4Q’22 vs 3Q’22) Net realized gains on residential loans are primarily a result of loan prepayment activity during the quarter. Unrealized (Losses) Gains, net (4Q’22 vs 3Q’22) Unrealized losses during the fourth quarter can be attributed to an increase in interest rates and credit spread widening, which translated to decreases in the fair value of our residential loans and first loss subordinated securities we own in Consolidated SLST. Dollar Amounts in Thousands 4Q'22 3Q'22 2Q'22 1Q'22 4Q'21 Residential loans $ 789 $ 1,673 $ 2,386 $ 3,432 $ 5,224 Investment securities and derivatives (28) 18,922 — 374 (4,134) Total Realized Gains, net $ 761 $ 20,595 $ 2,386 $ 3,806 $ 1,090 Dollar Amounts in Thousands 4Q'22 3Q'22 2Q'22 1Q'22 4Q'21 Residential loans $ (37,136) $ (124,275) $ (64,961) $ (63,299) $ 10,684 Consolidated SLST (4,923) (7,925) (4,275) (15,279) 513 Preferred equity and mezzanine loan investments 279 (2,509) 12 (455) 326 Investment securities and derivatives 108 6,653 1,530 (4,626) 3,968 Total Unrealized (Losses) Gains, net $ (41,672) $ (128,056) $ (67,694) $ (83,659) $ 15,491

Non-Interest (Loss) Income

Quarter over Quarter Comparison

Income (Loss) from Equity Investments (4Q'22 vs 3Q'22)
The increase in income from equity investments in the fourth quarter is primarily related to the decrease in unrealized losses recognized on our preferred equity and equity investments compared to prior quarter.

Dollar Amounts in Thousands		4Q'22		3Q'22		2Q'22		1Q'22		4Q'21
Preferred return on preferred equity investments accounted for as equity	$	5,260	$	5,651	$	5,703	$	5,662	$	7,177
Unrealized gains (losses), net on preferred equity investments accounted for as equity		151		(4,195)		326		113		(256)
(Loss) income from unconsolidated joint venture equity investments in multi-family properties		(925)		(1,054)		299		250		150
(Loss) income from entities that invest in or originate residential properties and loans		(468)		(3,500)		1,772		28		4,804
Total Income (Loss) from Equity Investments	***$***	***4,018***	***$***	***(3,098)***	***$***	***8,100***	***$***	***6,053***	***$***	***11,875***

Other Income (4Q'22 vs 3Q'22)
The decrease in other income in the fourth quarter is primarily related to net gain recognized on the sale of the underlying apartment community in a consolidated joint venture equity investment during the prior quarter and an impairment loss recognized on a multi-family property held by a joint venture equity investment held for sale during the fourth quarter, partially offset by gain on extinguishment of residential loan securitization CDOs repurchased in the fourth quarter. In addition, we recognized a one-time impairment loss on an equity security in the third quarter.

Dollar Amounts in Thousands		4Q'22		3Q'22		2Q'22		1Q'22		4Q'21
Preferred equity and mezzanine loan premiums resulting from early redemption	$	111	$	1,356	$	980	$	1,503	$	3,147
Gain on sale of real estate held for sale		—		16,759		4		370		—
Miscellaneous		900		(5,368)		121		(446)		125
Total Other Income	***$***	***1,011***	***$***	***12,747***	***$***	***1,105***	***$***	***1,427***	***$***	***3,272***

See Glossary and End Notes in the Appendix.

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Net (Loss) Income from Real Estate

Quarter over Quarter Comparison

Net (Loss) Income from Real Estate (4Q'22 vs 3Q'22)
The decrease in net income from real estate during the quarter was primarily due to the net gain recognized on the sale of the underlying apartment community in a consolidated joint venture equity investment in the prior quarter. The decrease was partially offset by a decrease in amortization expense as a result of lease intangibles being fully amortized in the prior quarter as well as a reduction in depreciation expense due to the application of held for sale accounting to real estate in disposal group held for sale.

Dollar Amounts in Thousands		4Q'22		3Q'22		2Q'22		1Q'22		4Q'21
Income from real estate	$	39,414	$	40,784	$	35,870	$	25,589	$	7,605
Expenses related to real estate:										
Interest expense, mortgages payable on real estate		(19,566)		(16,136)		(13,151)		(7,157)		(2,078)
Depreciation expense on operating real estate [1]		(5,910)		(16,025)		(15,132)		(10,111)		(2,394)
Amortization of lease intangibles related to operating real estate [1]		—		(16,908)		(37,262)		(25,475)		(6,837)
Other expenses		(20,884)		(20,750)		(18,365)		(12,403)		(4,232)
Total expenses related to real estate		(46,360)		(69,819)		(83,910)		(55,146)		(15,541)
Net (loss) gain		(162)		41,213		4		(233)		—
Net (Loss) Income from Real Estate	***$***	***(7,108)***	***$***	***12,178***	***$***	***(48,036)***	***$***	***(29,790)***	***$***	***(7,936)***
Net loss attributable to non-controlling interest		5,635		2,617		18,922		14,869		1,296
Net (Loss) Income from Real Estate Attributable to the Company	***$***	***(1,473)***	***$***	***14,795***	***$***	***(29,114)***	***$***	***(14,921)***	***$***	***(6,640)***

(1) See *Slide 37* for amounts of depreciation expense and amortization of lease intangibles related to operating real estate attributable to the Company.

See Glossary and End Notes in the Appendix.

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Expense Analysis

Quarter over Quarter Comparison

General and Administrative Expenses (4Q'22 vs 3Q'22)
Quarterly general and administrative expenses increased primarily as a result of an increase in incentive compensation expense during the fourth quarter.

Dollar Amounts in Thousands		4Q'22		3Q'22		2Q'22		1Q'22		4Q'21
Salaries, benefits and directors' compensation	$	9,955	$	8,916	$	10,020	$	10,798	$	9,765
Other general and administrative expenses		3,342		2,694		3,155		3,560		2,724
Total General and Administrative Expenses	*$*	*13,297*	*$*	*11,610*	*$*	*13,175*	*$*	*14,358*	*$*	*12,489*

Portfolio Operating Expenses (4Q'22 vs 3Q'22)
Portfolio operating expenses decreased by $1.5 million primarily due to residential loan portfolio runoff and minimal loan purchase activity during the quarter.

Dollar Amounts in Thousands		4Q'22		3Q'22		2Q'22		1Q'22		4Q'21
Portfolio Operating Expenses	*$*	*8,585*	*$*	*10,124*	*$*	*12,690*	*$*	*9,489*	*$*	*8,111*

See Glossary and End Notes in the Appendix.

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30See Glossary and End Notes in the Appendix. Other Comprehensive (Loss) Income Dollar Amounts in Thousands 4Q'22 3Q'22 2Q'22 1Q'22 4Q'21 NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS $ (48,076) $ (125,770) $ (82,389) $ (84,343) $ 22,460 OTHER COMPREHENSIVE INCOME (LOSS) Increase (decrease) in fair value of investment securities available for sale 83 (1,109) (535) (2,188) (314) Reclassification adjustment for net loss included in net (loss) income — — — — 51 TOTAL OTHER COMPREHENSIVE INCOME (LOSS) 83 (1,109) (535) (2,188) (263) COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS $ (47,993) $ (126,879) $ (82,924) $ (86,531) $ 22,197

Book Value

Changes in Book Value
The following table analyzes the changes in GAAP Book Value and Adjusted Book Value* of our common stock for the quarter and year ended December 31, 2022.

	Quarter Ended December 31, 2022			Year Ended December 31, 2022		
Amounts in Thousands, except per share	**Amount**	**Shares**	**Per Share**	**Amount**	**Shares**	**Per Share**
Beginning Balance, GAAP Book Value	$ 1,360,381	373,150	$ 3.65	$ 1,783,906	379,405	$ 4.70
Common stock issuance, net	3,283	(10)		11,895	2,000	
Preferred stock issuance, net	130			130		
Common stock repurchase	(22,543)	(8,365)		(44,399)	(16,630)	
Balance after share activity	1,341,251	364,775	3.68	1,751,532	364,775	4.80
Adjustment of redeemable non-controlling interest to estimated redemption value	(44,237)		(0.12)	(44,237)		(0.12)
Costs associated with non-controlling interest contributions	(26)		—	(26)		—
Dividends and dividend equivalents declared	(38,904)		(0.11)	(152,853)		(0.42)
Net change in accumulated other comprehensive income (loss):						
Investment securities available for sale	83		—	(3,748)		(0.01)
Net loss attributable to Company's common stockholders	(48,076)		(0.13)	(340,577)		(0.93)
Ending Balance, GAAP Book Value	***$ 1,210,091***	***364,775***	***$ 3.32***	***$ 1,210,091***	***364,775***	***$ 3.32***
Add:						
Cumulative depreciation expense on operating real estate [(1)]	31,433		0.09	31,433		0.09
Cumulative amortization of lease intangibles related to operating real estate [(1)]	59,844		0.16	59,844		0.16
Adjustment of redeemable non-controlling interest to estimated redemption value	44,237		0.12	44,237		0.12
Adjustment of amortized cost liabilities to fair value	103,066		0.28	103,066		0.28
Ending Balance, Adjusted Book Value*	***$ 1,448,671***	***364,775***	***$ 3.97***	***$ 1,448,671***	***364,775***	***$ 3.97***

(1) Represents life to date adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to operating real estate, net held as of the end of the period presented.

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

31

Annual and Quarterly Returns

Economic/Total Rate

Economic Return:
Change in book value per share for the period + Dividend per share declared for the period, divided by the beginning period book value per share.

Economic Return on Adjusted Book Value:*
Change in Adjusted Book Value per share for the period + Dividend per share declared for the period, divided by the beginning period Adjusted Book Value per share.

	2022	4Q'22	3Q'22	2Q'22	1Q'22	2021	2020	2019
Book Value per share								
Beginning	$ 4.70	$ 3.65	$ 4.06	$ 4.36	$ 4.70	$ 4.71	$ 5.78	$ 5.65
Ending	$ 3.32	$ 3.32	$ 3.65	$ 4.06	$ 4.36	$ 4.70	$ 4.71	$ 5.78
Change in Book Value per share	***$ (1.38)***	***$ (0.33)***	***$ (0.41)***	***$ (0.30)***	***$ (0.34)***	***$ (0.01)***	***$ (1.07)***	***$ 0.13***
Dividends								
Q1	$ 0.10				$ 0.10	$ 0.10	$ —	$ 0.20
Q2	0.10			$ 0.10		0.10	0.05	0.20
Q3	0.10		$ 0.10			0.10	0.075	0.20
Q4	0.10	$ 0.10				0.10	0.10	0.20
Total	***$ 0.40***	***$ 0.10***	***$ 0.10***	***$ 0.10***	***$ 0.10***	***$ 0.40***	***$ 0.225***	***$ 0.80***
Economic Return	**(20.9)%**	**(6.3)%**	**(7.6)%**	**(4.6)%**	**(5.1)%**	**8.3 %**	**(14.6)%**	**16.5 %**
Adjusted Book Value per share*								
Beginning	$ 4.72	$ 4.17	$ 4.42	$ 4.54	$ 4.72	$ 4.71	$ 5.77	$ 5.62
Ending	$ 3.97	$ 3.97	$ 4.17	$ 4.42	$ 4.54	$ 4.72	$ 4.71	$ 5.77
Change in Adjusted Book Value per share	***$ (0.75)***	***$ (0.20)***	***$ (0.25)***	***$ (0.12)***	***$ (0.18)***	***$ 0.01***	***$ (1.06)***	***$ 0.15***
Economic Return on Adjusted Book Value*	**(7.4)%**	**(2.4)%**	**(3.4)%**	**(0.4)%**	**(1.7)%**	**8.7 %**	**(14.5)%**	**16.9 %**

Total Rate of Return:
Change in Stock Price for the period + Dividend per share declared for the period, divided by the beginning period Stock Price.

	2022	4Q'22	3Q'22	2Q'22	1Q'22	2021	2020	2019
Stock Price								
Beginning	$ 3.72	$ 2.34	$ 2.76	$ 3.65	$ 3.72	$ 3.69	$ 6.23	$ 5.89
Ending	$ 2.56	$ 2.56	$ 2.34	$ 2.76	$ 3.65	$ 3.72	$ 3.69	$ 6.23
Change in Stock Price	***$ (1.16)***	***$ 0.22***	***$ (0.42)***	***$ (0.89)***	***$ (0.07)***	***$ 0.03***	***$ (2.54)***	***$ 0.34***
Total Rate of Return	**(20.4)%**	**13.7 %**	**(11.6)%**	**(21.6)%**	**0.8 %**	**11.7 %**	**(37.2)%**	**19.4 %**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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Appendix

34See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Adjusted Net Interest Income and Net Interest Spread In addition to the results presented in accordance with GAAP, this supplemental presentation includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income, yield on average interest earning assets, average financing cost, net interest spread, undepreciated earnings and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this supplemental presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated. Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, RMBS, CMBS, ABS and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, the interest rate that our investments bear and our interest rate hedging strategies. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income as such factors will be amortized over the expected term of such investments. We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods: • Adjusted Interest Income – calculated by reducing our GAAP interest income by the interest expense recognized on Consolidated SLST CDOs, • Adjusted Interest Expense – calculated by reducing our GAAP interest expense by the interest expense recognized on Consolidated SLST CDOs • Adjusted Net Interest Income – calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income, • Yield on Average Interest Earning Assets – calculated as the quotient of our Adjusted Interest Income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company, • Average Financing Cost – calculated as the quotient of our Adjusted Interest Expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and • Net Interest Spread – calculated as the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost. We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations. These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP by only including the interest income earned by the Consolidated SLST securities that are actually owned by the Company, as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. Prior to the quarter ended December 31, 2022, we also reduced GAAP interest expense by the interest expense on mortgages payable on real estate. Commencing with the quarter ended December 31, 2022, we have reclassified the interest expense on mortgages payable on real estate to expenses related to real estate on our consolidated statements of operations and, as such, it is no longer included in GAAP interest expense. Prior period disclosures have been conformed to the current period presentation. The following slides present reconciliations of GAAP interest income to Adjusted Interest Income, GAAP interest expense to Adjusted Interest Expense and GAAP net interest income to Adjusted Net Interest Income for our single-family portfolio and the Company for the periods indicated.

35 Non-GAAP Financial Measures Reconciliation of Single-Family Adjusted Net Interest Income Dollar Amounts in Thousands 4Q'22 3Q'22 2Q'22 1Q'22 4Q'21 Single-Family GAAP interest income $ 59,370 $ 64,278 $ 62,468 $ 52,801 $ 46,837 GAAP interest expense (38,163) (36,221) (26,472) (18,953) (14,596) GAAP total net interest income $ 21,207 $ 28,057 $ 35,996 $ 33,848 $ 32,241 GAAP interest income $ 59,370 $ 64,278 $ 62,468 $ 52,801 $ 46,837 Remove interest expense from: Consolidated SLST CDOs (6,348) (6,611) (6,208) (5,978) (6,764) Adjusted Interest Income $ 53,022 $ 57,667 $ 56,260 $ 46,823 $ 40,073 GAAP interest expense $ (38,163) $ (36,221) $ (26,472) $ (18,953) $ (14,596) Remove interest expense from: Consolidated SLST CDOs 6,348 6,611 6,208 5,978 6,764 Adjusted Interest Expense $ (31,815) $ (29,610) $ (20,264) $ (12,975) $ (7,832) Adjusted Net Interest Income (1) $ 21,207 $ 28,057 $ 35,996 $ 33,848 $ 32,241 (1) Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income.

36See Glossary and End Notes in the Appendix. Dollar Amounts in Thousands 4Q'22 3Q'22 2Q'22 1Q'22 4Q'21 GAAP interest income $ 62,948 $ 68,920 $ 68,020 $ 58,501 $ 52,318 GAAP interest expense (40,651) (38,563) (28,740) (21,465) (19,468) GAAP total net interest income $ 22,297 $ 30,357 $ 39,280 $ 37,036 $ 32,850 GAAP interest income $ 62,948 $ 68,920 $ 68,020 $ 58,501 $ 52,318 Remove interest expense from: Consolidated SLST CDOs (6,348) (6,611) (6,208) (5,978) (6,764) Adjusted Interest Income $ 56,600 $ 62,309 $ 61,812 $ 52,523 $ 45,554 GAAP interest expense $ (40,651) $ (38,563) $ (28,740) $ (21,465) $ (19,468) Remove interest expense from: Consolidated SLST CDOs 6,348 6,611 6,208 5,978 6,764 Adjusted Interest Expense $ (34,303) $ (31,952) $ (22,532) $ (15,487) $ (12,704) Adjusted Net Interest Income (1) $ 22,297 $ 30,357 $ 39,280 $ 37,036 $ 32,850 Non-GAAP Financial Measures Reconciliation of Total Adjusted Net Interest Income (1) Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income.

37See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Undepreciated (Loss) Earnings Dollar Amounts in Thousands (except per share data) 4Q'22 3Q'22 2Q'22 1Q'22 4Q'21 Net (loss) income attributable to Company's common stockholders $ (48,076) $ (125,770) $ (82,389) $ (84,343) $ 22,460 Add: Depreciation expense on operating real estate 1,960 11,104 10,309 6,159 2,237 Amortization of lease intangibles related to operating real estate — 13,193 22,910 13,979 6,348 Undepreciated (loss) earnings $ (46,116) $ (101,473) $ (49,170) $ (64,205) $ 31,045 Weighted average shares outstanding - basic 370,193 377,078 381,200 380,795 379,346 Undepreciated (loss) earnings per common share $ (0.12) $ (0.27) $ (0.13) $ (0.17) $ 0.08 Undepreciated (Loss) Earnings is a supplemental non-GAAP financial measure defined as GAAP net (loss) income attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense related to operating real estate, net. By excluding these non-cash adjustments from our operating results, we believe that the presentation of Undepreciated (Loss) Earnings provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting Undepreciated (Loss) Earnings enables our investors to measure, evaluate, and compare our operating performance to that of our peers. A reconciliation of net (loss) income attributable to Company's common stockholders to Undepreciated (Loss) Earnings for the periods indicated is presented below:

38See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Adjusted Book Value Per Common Share Previously, we presented undepreciated book value per common share as a non-GAAP financial measure. Commencing with the quarter ended December 31, 2022, we have discontinued disclosure of undepreciated book value per common share and instead present Adjusted Book Value per common share, also a non-GAAP financial measure. When presented in prior periods, undepreciated book value was calculated by excluding from GAAP book value the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate, net held at the end of the period. Since we began disclosing undepreciated book value, we identified additional items as materially affecting our book value and believe they should also be incorporated in order to provide a more useful non-GAAP measure for investors to evaluate our current performance and trends and facilitate the comparison of our financial performance and Adjusted Book Value per common share to that of our peers. Accordingly, we calculate Adjusted Book Value per common share by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate, net held at the end of the period, (ii) exclude the adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our liabilities that finance our investment portfolio to fair value. Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of non-cash depreciation and amortization expenses, Adjusted Book Value reflects the value of our single-family rental properties and joint venture equity investments at their undepreciated basis. Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs, which valuation is performed once a year by obtaining third party valuations in accordance with underlying agreements. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our consolidated financial statements, the adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the adjustment of redeemable non-controlling interests to estimated redemption value, Adjusted Book Value more closely aligns the accounting treatment applied to our real estate assets and reflects our joint venture equity investments at their undepreciated basis. The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, the CDOs issued by our residential loan securitizations, senior unsecured notes, subordinated debentures and convertible notes that finance our investment portfolio assets are carried at amortized cost in our consolidated financial statements. By adjusting these financing instruments to fair value, Adjusted Book Value reflects the Company's net equity in investments on a comparable fair value basis. We believe that the presentation of Adjusted Book Value per common share provides a more useful measure for investors and us than undepreciated book value as it provides a more consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers. The following slide presents a reconciliation of GAAP book value to Adjusted Book Value and calculation of Adjusted Book Value per common share as of the dates indicated.

39See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Reconciliation of Adjusted Book Value Per Common Share Dollar Amounts in Thousands (except per share data) 4Q'22 3Q'22 2Q'22 1Q'22 4Q'21 Company's stockholders' equity $ 1,767,216 $ 1,917,506 $ 2,092,991 $ 2,217,618 $ 2,341,031 Preferred stock liquidation preference (557,125) (557,125) (557,125) (557,125) (557,125) GAAP Book Value 1,210,091 1,360,381 1,535,866 1,660,493 1,783,906 Add: Cumulative depreciation expense on operating real estate 31,433 29,473 20,081 9,772 4,381 Cumulative amortization of lease intangibles related to operating real estate 59,844 59,844 48,213 25,303 11,324 Adjustment of redeemable non-controlling interest to estimated redemption value 44,237 — — — — Adjustment of amortized cost liabilities to fair value 103,066 104,518 70,028 33,603 (8,237) Adjusted book value $ 1,448,671 $ 1,554,216 $ 1,674,188 $ 1,729,171 $ 1,791,374 Common shares outstanding 364,775 373,150 378,647 381,249 379,405 GAAP book value per common share $ 3.32 $ 3.65 $ 4.06 $ 4.36 $ 4.70 Adjusted book value per common share $ 3.97 $ 4.17 $ 4.42 $ 4.54 $ 4.72

40 The following defines certain of the commonly used terms in this presentation: "ABS" refers to asset-backed securities; "Adjusted Book Value" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Book Value Per Common Share"; "Adjusted Interest Income" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Adjusted Interest Expense" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Adjusted Net Interest Income" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Agency" refers to CMBS or RMBS representing interests in or obligations backed by pools of mortgage loans issued and guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Average Financing Cost" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Average Interest Earning Assets" include residential loans, multi-family loans and investment securities and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost; "Average Interest Bearing Liabilities" is calculated each quarter based on the daily average outstanding balance for the respective periods and include repurchase agreements, residential loan securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes; "BPL" refers to business purpose loans; "BPL-Bridge" refers to short-term business purpose loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "BPL-Rental" refers to business purpose loans which finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); "CDO" or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST and the Company's residential loans held in securitization trusts that we consolidate or consolidated in our financial statements in accordance with GAAP; "CMBS" refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; "Company Recourse Leverage Ratio" represents total outstanding recourse repurchase agreement financing plus subordinated debentures, convertible notes and senior unsecured notes divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing, collateralized debt obligations and mortgages payable on real estate as they are non-recourse debt to the Company; "Consolidated Real Estate VIEs" refers to Consolidated VIEs that own multi-family properties; "Consolidated SLST" refers to a Freddie Mac-sponsored residential mortgage loan securitization, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; "Consolidated SLST CDOs" refers to the debt that permanently finances the residential mortgage loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; "Consolidated VIEs" refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Corporate Debt" refers to subordinated debentures, convertible notes and senior unsecured notes, collectively; "DSCR" refers to debt service coverage ratio; Glossary

41 "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; "Economic Return on Adjusted Book Value" is calculated based on the periodic change in adjusted book value per common share, a supplemental non-GAAP measure, plus dividends declared per common share during the respective periods; "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; "JV" refers to joint venture; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTV" refers to loan-to-value ratio; "Market Capitalization" is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market prices as of the date indicated; "Mezzanine Lending" refers to the Company's preferred equity in, and mezzanine loans to, entities that have multi-family real estate assets; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Capital" refers to the net carrying value of assets and liabilities related to a strategy; "Net Interest Spread" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; "POs" refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; "Portfolio Recourse Leverage Ratio" represents outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity; "RMBS" refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "ROE" refers to return on equity; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one- to four- family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "SFR" refers to single-family rental properties; "Total Investment Portfolio" refers to the carrying value of investments actually owned by the Company (see Appendix – “Capital Allocation”); "Total Portfolio Leverage Ratio" represents outstanding repurchase agreement financing plus residential CDOs issued by the Company related to the strategy divided by the Net Capital allocated to the strategy; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; "Undepreciated Earnings (Loss)" has the meaning set forth in "Non-GAAP Financial Measures—Undepreciated (Loss) Earnings"; "UPB" refers to unpaid principal balance; "WA" refers to weighted average; "WAR" refers to weighted average interest rate as of the end of the period; and "Yield on Average Interest Earning Assets" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread". Glossary

42 End Notes Slide 1 • Image(s) used under license from Shutterstock.com. Slide 6 • Refer to Appendix - "Capital Allocation" for a detailed breakout of Capital Allocation and Total Investment Portfolio. Slide 7 • Reduction of NYMT portfolio represents the change in Total Investment Portfolio carrying value from June 30, 2022 to December 31, 2022 (see Appendix – “Capital Allocation”). Slide 8 • Net Percent of U.S. Banks Willing to Make Consumer Loans for periods presented sourced from the Federal Reserve. • Case Shiller YoY HPA (%) and Existing Home Supply (in months) sourced from Bloomberg. Slide 9 • Available cash is calculated as unrestricted cash of $244.7 million less $21.1 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. • Amount of repurchased debt issued through securitizations represents the par value of the securities at the time of repurchase. Slide 10 • Additional financing of under-levered assets represents the estimated additional financing available for encumbered residential loans and investment securities under the Company's current repurchase agreements as of December 31, 2022. • Financing of unencumbered assets represents the estimated available repurchase agreement and revolver securitization financings for the Company's residential loans, investment securities and single-family rental properties as of December 31, 2022. • Available cash is calculated as unrestricted cash of $244.7 million less $21.1 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. • EPS Growth Potential amounts represent incremental earnings per share on future "Dry Powder" deployment, which is calculated as the product of the various hypothetical IRR for new investment levels, the deployment percentage, and the deployment availability as of December 31, 2022. These projections are based on management's current views and estimates, and the actual results may vary materially. See "Forward Looking Statements" at the beginning of this presentation for more information on forward looking statements. Slide 12 • Dividend yield calculated based on share price of the Company's common stock as of December 31, 2022. • Total Portfolio Size and Investment Allocation of the investment portfolio represent investment portfolio carrying value as of December 31, 2022 (see Appendix – “Capital Allocation”). • EPS Contribution amounts are calculated as the quotient of net interest income and the weighted average shares outstanding for the periods indicated. • Available Cash represents cash and cash equivalents at quarter-end for each of the periods indicated less: a) cash required to redeem Corporate Debt maturing within the next 30 days and b) cash held by the Company's consolidated multi-family properties. Slide 13 • MTM Repo includes repurchase agreement financing subject to margin calls. • Non-MTM Repo includes repurchase agreement financing not subject to margin calls. • Securitization Financing includes residential loan securitizations. MTM Repo, Non-MTM Repo and Securitization Financing amounts represent the outstanding loan amount or note balance. • Available Cash represents cash and cash equivalents at quarter-end for each of the periods indicated less: a) cash required to redeem Corporate Debt maturing within the next 30 days and b) cash held by the Company's consolidated multi-family properties. • Portfolio financing exposure from MTM repo is calculated as the quotient of MTM repo and the sum of MTM Repo, Non-MTM Repo and Securitization Financing.

43 End Notes • MTM Repo % of Total Investment Portfolio is calculated as the quotient of MTM Repo and the Total Investment Portfolio amount. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio. • NYMT Q4 2022 margin call requirement amount represents the aggregate cash margin calls related to the Company's MTM repurchase agreement financings during the fourth quarter of 2022. Slide 14 • Other Investments include ABS and an equity investment in an entity that originates residential loans. • Portfolio Asset amounts for BPL Bridge, RPL, Performing Loans, BPL Rental, Non-Agency RMBS, Mezzanine Lending, CMBS and Other Investments represent the fair value of the assets as of December 31, 2022. • Portfolio Asset amount for SFR represents the net depreciated value of the real estate assets as of December 31, 2022. • Joint Venture Equity Portfolio amount represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties as of December 31, 2022. Refer to Appendix - "Reconciliation of Joint Venture Equity Investments" for a detailed breakout. • Available Cash is calculated as unrestricted cash of $244.7 million less $21.1 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. • Portfolio and Corporate Debt amounts represent the outstanding loan amount or note balance of the instruments as of December 31, 2022. • Percentage coverage of mark-to-market debt is calculated as the quotient of Available Cash and the Company's MTM repurchase agreement financings subject to margin calls as of December 31, 2022. Slide 16 • Portfolio Acquisitions represent the cost of assets acquired by the Company during the periods presented. • Acquisitions, Prepayments and Redemptions for the 4Q 2021 period presented exclude previously held Mezzanine Lending investments that were recapitalized as joint venture equity investments in the fourth quarter of 2021. Slide 17 • Total Investment Portfolio, Total Capital, and Net Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of December 31, 2022. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. • Asset Value represents the fair value of the assets as of December 31, 2022. • Asset Value and Net Capital for Securities include Consolidated SLST securities owned by the Company with a fair value of $192 million and other non-Agency RMBS with a fair value of $69 million. • Portfolio Recourse Leverage Ratio represents outstanding recourse repurchase agreement financing related to the strategy divided by the net capital allocated to the strategy. • Total Portfolio Leverage Ratio represents outstanding repurchase agreement financing plus residential CDOs issued by the Company related to the strategy divided by the net capital allocated to the strategy. • Average FICO and Average Coupon for RPL Strategy, BPL-Bridge Strategy, BPL-Rental Strategy and Performing Loan Strategy represent the weighted average borrower FICO score and weighted average gross coupon rate for residential loans held as of December 31, 2022. • Average LTV for RPL Strategy, BPL-Rental Strategy and Performing Loan Strategy represents the weighted average loan-to- value for residential loans held as of December 31, 2022. LTV for these strategies is calculated using the most current property value available. • Average LTV for BPL-Bridge Strategy represents the weighted average LTARV for residential loans, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component).

44 End Notes Slide 18 • UPB represents the interest bearing balance of the BPL-Bridge strategy portfolio as of December 31, 2022. Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate for loans within the BPL-Bridge strategy that were held as of December 31, 2022. • Average LTARV represents the weighted average LTARV calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). • Average LTC represents the weighted average LTC calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re-financed loans. • Borrower Experience represents the weighted average historical number of investments or rehabilitation projects attributed to BPL-Bridge strategy borrowers that is used by the originator or asset manager in the underwriting or acquisition of the loan, as determined by that originator’s or asset manager’s underwriting criteria. • DQ 60+ refers to loans greater than 60 days delinquent. • Maturity represents the weighted average months to maturity for loans held within the BPL-Bridge strategy as of December 31, 2022. • Amounts underlying the Distribution of Project Rehab Costs table were calculated using the initial cost basis, construction estimate and the outstanding UPB as of December 31, 2022. Initial cost basis is calculated as the purchase cost for non-re-financed loans and the as-is-value for re-financed loans. Slide 19 • Total Investment Portfolio, Total Capital, and Net Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of December 31, 2022. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. • Asset Value for Mezzanine Lending investments represents the fair value of the investments. • Asset Value for Joint Venture Equity investments represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties. Refer to Appendix - "Reconciliation of Joint Venture Equity Investments" for a detailed breakout. • Average DSCR and Average LTV of Mezzanine Lending investments represent the weighted average DSCR and weighted average combined LTV of the underlying properties, respectively, as of December 31, 2022. • Average coupon rate of Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of December 31, 2022. • Average DSCR and Average LTV for Joint Venture Equity investments represent the DSCR and LTV of the underlying property, respectively, as of December 31, 2022. • Target IRR for Joint Venture Equity investments represents the range of estimated internal rates of return for the investments. Slide 20 • Rent growth rate is calculated as the average annualized monthly change in per-unit rent for the underlying properties of Mezzanine Lending investments for the periods presented. • Balance represents investment amount as of December 31, 2022. • Coupon represents the weighted average coupon rate based upon the unpaid principal amount and contractual interest or preferred return rate. • LTV represents the weighted average combined LTV of the underlying properties as of December 31, 2022. • DSCR represents the weighted average DSCR of the underlying properties as of December 31, 2022. Slide 21 • Image(s) used under license from Shutterstock.com. Slide 26 • Unrealized gains/losses on Consolidated SLST includes unrealized gains/ losses on the residential loans held in Consolidated SLST and unrealized gains/losses on the CDOs issued by Consolidated SLST and not owned by the Company.

45 End Notes Slide 31 • Outstanding shares used to calculate book value per common share and Adjusted Book Value per common share for the quarter ended December 31, 2022 are 364,774,752. • Common stock issuance, net includes amortization of stock based compensation. Slide 48 • Image(s) used under license from Shutterstock.com.

Capital Allocation

At December 31, 2022 (Dollar Amounts in Thousands)	Single-Family [1]	Multi-Family	Corporate/Other	Total
Residential loans	$ 3,525,080	$ —	$ —	$ 3,525,080
Consolidated SLST CDOs	(634,495)	—	—	(634,495)
Multi-family loans	—	87,534	—	87,534
Investment securities available for sale	68,570	30,133	856	99,559
Equity investments	—	152,246	27,500	179,746
Equity investments in consolidated multi-family properties [2]	—	144,735	—	144,735
Equity investments in disposal group held for sale [3]	—	244,039	—	244,039
Single-family rental properties	149,230	—	—	149,230
Total investment portfolio carrying value	***$ 3,108,385***	***$ 658,687***	***$ 28,356***	***$ 3,795,428***
Repurchase agreements	$ (737,023)	$ —	$ —	$ (737,023)
Residential loan securitization CDOs	(1,468,222)	—	—	(1,468,222)
Senior unsecured notes	—	—	(97,384)	(97,384)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash [4]	135,401	—	224,403	359,804
Adjustment of redeemable non-controlling interest to estimated redemption value	—	(44,237)	—	(44,237)
Other	61,063	(2,554)	(54,659)	3,850
Net Company capital allocated	***$ 1,099,604***	***$ 611,896***	***$ 55,716***	***$ 1,767,216***
Company Recourse Leverage Ratio [5]				***0.3x***
Portfolio Recourse Leverage Ratio [6]				***0.3x***

(1) The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's consolidated financial statements. Consolidated SLST is primarily presented on our consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of December 31, 2022 was limited to the RMBS comprised of first loss subordinated securities and IOs issued by the securitization with an aggregate net carrying value of $191.5 million.

(2) Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the consolidated financial statements is included below in "Reconciliation of Joint Venture Equity Investments."

(3) Includes both unconsolidated and consolidated equity investments in multi-family properties that are held for sale in disposal group. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the consolidated financial statements is included below in "Reconciliation of Joint Venture Equity Investments."

(4) Excludes cash in the amount of $35.1 million held in the Company's equity investments in consolidated multi-family properties and consolidated equity investments in disposal group held for sale. Restricted cash is included in the Company's consolidated balance sheets in other assets.

(5) Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include certain repurchase agreement financing amounting to $291.2 million, Consolidated SLST CDOs amounting to $634.5 million, residential loan securitization CDOs amounting to $1.5 billion and mortgages payable on real estate amounting to $394.7 million as they are non-recourse debt.

(6) Represents the Company's outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity.

46

NYMT

47 Reconciliation of Joint Venture Equity Investments Dollar Amounts in Thousands Cash and cash equivalents $ 21,129 Real estate, net 543,739 Assets of disposal group held for sale 1,151,784 Other assets 13,686 Total assets $ 1,730,338 Mortgages payable on real estate, net $ 394,707 Liabilities of disposal group held for sale 883,812 Other liabilities 10,511 Total liabilities $ 1,289,030 Redeemable non-controlling interest in Consolidated VIEs $ 63,803 Less: Adjustment of redeemable non-controlling interest to estimated redemption value (44,237) Non-controlling interest in Consolidated VIEs 9,040 Non-controlling interest in disposal group held for sale 23,928 Net Equity Investment in Joint Ventures (1) $ 388,774 (1) The Company's net equity investment consists of $144.7 million of net equity investments in consolidated multi-family properties and $244.0 million of net equity investments in disposal group held for sale.

Thank You From all of us at NYMT